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                           G.T. INVESTMENT PORTFOLIOS, INC.
                        ARTICLES OF AMENDMENT AND RESTATEMENT


    G.T. Investment Portfolios, Inc., a Maryland corporation, having its principal office at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Corporation desires to amend and restate its Charter as currently in effect as hereinafter provided. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter of the Corporation as currently in effect.

    SECOND: The Charter of the Corporation is hereby amended by striking in their entirety Articles First through Sixth inclusive, and by substituting the following:

    FIRST:  Name.

         The name of the Corporation is G.T. Investment Portfolios, Inc. ("Corporation").

    SECOND:  Duration.

         The duration of the Corporation shall be perpetual.

    THIRD:  Corporate Purposes.

         The purposes for which the Corporation is formed are to act as an open-end management investment company under the Investment Company Act of 1940, as amended, and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the Public General Laws of the State of Maryland now or hereafter in force, including, but not limited to, the following:


    (a) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, land, pledge or otherwise dispose of or turn to account or realize, upon securities (which term "securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to

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         include any stock, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein, or in any property or assets; and any negotiable or nonnegotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof including the right to vote thereon; to aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust, association or firm; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

    (b) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

    (c) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

    (d) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940 and by these Articles of Incorporation, as its Board of Directors may determine.

    (e) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940 and by these Articles of Incorporation.


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    (f)  To conduct its business in all its branches at one or more offices in
         Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

    (g) To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the Public General Laws of the State of Maryland now or hereafter in force.

    (h) In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

    The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland; nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever that precludes it from being classified as an ordinary business corporation under the laws of the State of Maryland; nor shall it carry on any business, or exercise any powers in any other jurisdiction except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

    Incident to meeting the purposes specified above, the Corporation also shall have the power to:

         (a) acquire (by purchase, lease or otherwise) and hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein;

         (b) borrow money and, in connection with such borrowing, issue notes or other evidence of indebtedness; and

         (c) buy, hold, sell, and otherwise deal in and with commodities, indices of commodities or securities, and foreign exchange, including the purchase and sale of futures contracts and options on futures contracts related thereto, subject to any applicable provisions of law.



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    FOURTH:  Address and Resident Agent.

         The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street,
    Baltimore, Maryland 21202.   The name of the resident agent of the
    Corporation in this State is the Corporation Trust, Inc., a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

    FIFTH:  Capital Stock.

         Section 5.1. AUTHORITY TO ISSUE. The total number of shares of capital stock which the Corporation shall have authority to issue is two billion (2,000,000,000) shares, $.001 par value per share ("Shares"), having an aggregate par value of $2,000,000, one billion (1,000,000,000) shares of which are classified as shares of the G.T. Global Dollar Fund series of the Corporation. The Shares may be issued by the Board of Directors in such separate and distinct series ("Series") and classes of Series ("Classes") as the Board of Directors shall from time to time create and establish. The Board of Directors shall have full power and authority, in its sole discretion, to create and establish Series and Classes having such preferences, rights, voting powers, terms of conversion, restrictions, limitations on dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors. In event of establishment of Classes, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions as any other Class of that Series, except as provided in these Articles of Incorporation and except that expenses allocated to the Class of a Series may be borne solely by such Class as shall be determined by the Board of Directors and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class or Series may be charged to and borne solely by such Class or Series and the bearing of expenses solely by a Class or Series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of each Class or Series. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.

         The Board of Directors of the Corporation is authorized from time to time to classify or to reclassify, as the case may be, any unissued Shares of the Corporation in separate Series or Classes. The Shares of said Series or Classes shall have such preferences, rights, voting powers, terms of conversion, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of

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    Directors may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Corporation. No holder of any of the Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue or reissue.

         The Corporation shall have authority to issue any additional Shares hereafter authorized and any Shares redeemed or repurchased by the Corporation. All Shares of any Series or Class when properly issued in accordance with these Articles of Incorporation shall be fully paid and non-assessable.

         Section 5.2. REDEMPTION BY STOCKHOLDERS. Each holder of Shares ("Stockholder") shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her Shares at a redemption price per Share equal to the net asset value per Share at such time as the Board of Directors shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the net asset value next determined (in accordance with Section 5.4) after receipt by the Corporation of a request for redemption in proper form less such charges as are determined by the Board of Directors and described in the Corporation's Registration Statement under the Securities Act of 1933. The Board of Directors may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash. Notwithstanding the foregoing, the Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the Investment Company Act of 1940.

         Section 5.3. REDEMPTION BY THE CORPORATION. The Board of Directors may cause the Corporation to redeem at current net asset value all Shares owned or held by any one Stockholder having an aggregate current net asset value of less than five hundred dollars ($500). No such redemption shall be effected unless the Corporation has given the Stockholder at least sixty
    (60) days' notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of his or her Shares to five hundred dollars ($500). Upon redemption of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of Shares so redeemed.

         Section 5.4. NET ASSET VALUE PER SHARE. The net asset value of each Share of the Corporation, or each Series or Class, shall be the quotient obtained by dividing the value of the net assets of the Corporation, or if applicable of the Series (being the value of the assets of the Corporation or of the particular Series less its actual and accrued liabilities exclusive of capital stock and surplus), by the total number of outstanding Shares of the Corporation, or of the Series. Such determination may be made on a Series-by-Series basis or made or adjusted on a Class-by-Class basis, as appropriate and shall include any

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    expenses allocated to a specific Series or Class thereof.  The Board of
    Directors shall have the power and duty to determine from time to time the net asset value per Share at such times and by such methods as it shall determine, subject to any restrictions or requirements under the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any order of the Securities and Exchange Commission applicable to the Corporation. The Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, the Corporation's administrator, investment adviser, custodian or depository of the Corporation's assets, or another agent of the Corporation. Notwithstanding the foregoing, the Board of Directors may suspend the determination of net asset value for the whole or any part of any period or at any time when and to the extent permissible under the Investment Company Act of 1940.

         Section 5.5.  ESTABLISHMENT OF SERIES OR CLASS.
    The establishment of any Series or Class shall be effective upon the adoption of a resolution by a majority of the Directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Directors may by a majority vote abolish that Series or Class and the establishment and designation thereof.

         Section 5.6.  ASSETS AND LIABILITIES OF SERIES.
    All consideration received by the Corporation for the issuance or sale of Shares of particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Board of Directors between and among one or more of the Series in such manner as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Corporation. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges, and reserves attributable to that Series or Class thereof shall be borne by that Series or Class. Any general liabilities, expenses, costs, charges, or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Board of Directors between or among any one or more of the Series or Classes in such a manner as the Board of Directors in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series or Classes for all purposes.




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         Section 5.7.  DIVIDENDS.  Dividends and distributions on Shares with respect to each Series or Class may be declared and paid with such frequency and in such form and amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

         All dividends and distributions of Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

         The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation, or where applicable each Series of the Corporation, to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation, or each Series of the Corporation, for federal income tax in respect of that year. The foregoing shall not limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation, or any Series of the Corporation, for such tax.

         Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in Section 5.4.

         Section 5.8. CLASSES OF STOCK. Five hundred million (500,000,000) Shares of the G.T. Global Dollar Fund are hereby designated Class B Shares. The Shares of the G.T. Global Dollar Fund not designated as Class B Shares, including all such previously issued and outstanding as of the effective date of these Amended and Restated Articles of Incorporation, are hereby designated Class A Shares. The Class A Shares and Class B Shares of each Series represent interests in the same investment portfolio of such Series. Class B Shares shall be subject to all provisions of Article FIFTH hereof relating to stock of the Corporation generally and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as Class A Shares, except as follows:

         (1) Expenses related to the distribution of each Class of Shares of a Series shall be borne solely by such class;




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         (2)  The bearing of such expenses solely by shares of each Class of a
              Series shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class;

         (3) The Class A Shares of each Series may be subject to a front-end sales load and a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

         (4) The Class B Shares of each Series shall be subject to a contingent deferred sales charge and a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock; and

         (5) Unless otherwise expressly provided in the Articles of Incorporation, including any Articles Supplementary creating any Class or Series of Shares, on each matter submitted to a vote of stockholders of the Corporation, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation irrespective of the class or series thereof, and all shares of all Classes and Series shall vote together as a single class; provided, however, that

              (a) as to any matter with respect to which a separate vote of any Class or Series is required by the Investment Company Act of 1940, as amended and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that Class or Series shall apply in lieu of a general vote of all Classes and Series as described above;

              (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Classes or Series, then subject to paragraph (c) below, the shares of all other Classes and Series not entitled to a separate vote shall vote together as a single Class; and

              (c) as to any matter which in the judgment of the Board of Directors (which shall be conclusive) does not affect the interest of a particular Class or Series, such Class or Series shall not be entitled to any vote and only the holders of Shares of the one or more affected Classes and Series shall be entitled to vote.




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     All shares of each particular Class of a Series shall represent an equal proportionate interest in that class and each share of any particular Class of a Series shall be equal to each other Share of the Class of that Series.

SIXTH:  Issuance of Common Stock.

    Section 6.1. ISSUANCE OF NEW STOCK. The Board of Directors is authorized to issue and sell or cause to be issued and sold from time to time (without the necessity of offering the same or any part thereof to existing Stockholders) all or any portion or portions of the entire authorized but unissued Shares of the Corporation, and all or any portion or portions of the Shares of the Corporation from time to time in its treasury, for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices consistent with the provisions of law and the Articles of Incorporation at the time in force; provided, however, that in no event shall Shares of the Corporation be issued or sold for a consideration or considerations less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold, except as a stock dividend distributed to Stockholders, for a consideration (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold determined as of such time as the Board of Directors shall have by resolution prescribed. In the absence of such a resolution, such net asset value shall be that next determined after an unconditional order in proper form to purchase such Shares is accepted, except that Shares may be sold to an underwriter at (a) the net asset value next determined after such orders are received by a dealer with whom such underwriter has a sales agreement or (b) the net asset value determined at a later time.

    Section 6.2. ISSUANCE OF FRACTIONAL SHARES. The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "Share" or "Shares" are used in these Articles or in the By-Laws they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.

SEVENTH:  Voting.

    On each matter submitted to a vote of the Stockholders, each holder of a Share shall be entitled to one vote for each Share and fractional votes for fractional Shares standing in his or her name on the books of the Corporation; provided, however, that when required by the Investment Company Act of 1940, as amended, or rules thereunder or when the Board of Directors has determined that the matter affects only the interests of one Series or Class, matters may be submitted to a vote of the Stockholders of a particular Series or Class, and each holder of Shares thereof shall be entitled to votes equal to the full and fractional Shares of the Series or Class standing in his or her name on the books of the Corporation. The presence in person or by proxy of the holders of one-third of the Shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at a Stockholders' meeting, except that where any provision of law or of these Articles of Incorporation permit or require that holders of any Series or Class shall vote as a Series or Class, one-third of the aggregate number of Shares of that Series




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or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class.

    Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all Shares of the Corporation or of all Series or Classes (or of any Series or Class entitled to vote thereon as a separate Series or Class) to take or authorize any action, in accordance with the authority granted by Section 2-104(b)(5) of the Maryland Corporations and Associations Code, the Corporation is hereby authorized to take such action upon the concurrence of a majority of the aggregate number of Shares entitled to vote thereon (or a majority of the aggregate number of Shares of a Series or Class entitled to vote thereon as a separate Series or Class). The right to cumulate votes in the election of directors is expressly prohibited.

EIGHTH:  Board of Directors.

    All corporate powers and authority of the Corporation (except as otherwise provided by statute, these Articles of Incorporation, or the By-Laws of the Corporation) shall be vested in and exercised by the Board of Directors. The number of directors constituting the Board of Directors shall be such number as may from time to time be fixed in or in accordance with the By-Laws of the Corporation, provided that after stock is issued to more than one Stockholder, such number shall not be less than three. Except as provided in the By-Laws, the election of directors may be conducted in any way approved at the meeting (whether of Stockholders or directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote. The names of the persons who shall act as directors of the Corporation until their respective successors are duly chosen and qualified are David A. Minella, C. Derek Anderson, Frank S. Bayley, Arthur C. Patterson, Ruth H. Quigley.

NINTH:  Contracts.

    Section 9.1. CONTRACTS IN GENERAL. The Board of Directors may in its discretion from time to time enter into an exclusive or non-exclusive distribution contract or contracts providing for the sale of Shares whereby the Corporation may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Board of Directors may in its discretion determine not inconsistent with the provisions of these Articles of Incorporation and such contract may also provide for the repurchase of Shares of the Corporation by such other party or parties as agent of the Corporation. The Board of Directors may also in its discretion from time to time enter into an investment advisory or management contract or contracts whereby the other party to such contract shall undertake to furnish to the Board of Directors such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Board of Directors may in its discretion determine.

    Section 9.2. PARTIES TO CONTRACTS. Any contract of the character described in Section 9.1 or for services as administrator, custodian, transfer agent or disbursing agent or related services




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may be entered into with any corporation, firm, trust or association, although any one or more of the directors or officers of the Corporation may be an officer, director, trustee, stockholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship by liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article NINTH. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Section 9.1 above, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 9.2.

TENTH:  Liability of Directors and Officers.

    Section 10.1. LIABILITY. To the maximum extent permitted by applicable law (including Maryland law and the Investment Company Act of 1940) as currently in effect or as may hereafter be amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

    Section 10.2. INDEMNIFICATION. To the maximum extent permitted by applicable law (including Maryland law and the Investment Company Act of 1940) currently in effect or as may hereafter be amended, the Corporation shall indemnify and advance expenses as provided in the By-Laws to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent in similar capacities for other entities.

    Section 10.3. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

    Section 10.4 MODIFICATION. Any repeal or modification of this Article TENTH by the Stockholders of the Corporation, or adoption or modification of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Article TENTH, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any director or officer of the Corporation or indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

ELEVENTH:  Amendment.

    Section 11.1. ARTICLES OF INCORPORATION. The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares. Any amendment to these Articles of Incorporation may be adopted at a meeting of the Stockholders upon receiving an affirmative vote of a majority of all votes entitled to be cast thereon.

    Section 11.2. BY-LAWS. Except as may otherwise be provided in the By-Laws, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and repeal By-Laws or to adopt new By-Laws of the Corporation, without any action on the part of the Stockholders; but the By-Laws made by the Board of Directors and the power so conferred may be altered or repealed by the Stockholders.

    THIRD: The total number of shares of stock of all classes which the Corporation had authority to issue immediately before the foregoing amendments was 1,000,000,000 shares with par value of $0.001 per share and of an aggregate par value of $1,000,000, 500,000,000 shares of which were classified as shares of the G.T. Global Dollar Fund series of the Corporation.

    FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue, as amended, is 2,000,000,000 shares, $.002 par value per share, having an aggregate par value of $2,000,000, 1,000,000,000 shares of which are classified as shares of the G.T. Global Dollar Fund series of the Corporation. Five hundred million shares of the G.T. Global Dollar Fund are classified as Class A and the remaining 500,000,000 shares are classified Class B shares.

    FIFTH: The Board of Directors of the Corporation at a meeting duly convened, adopted a resolution in which they advised the foregoing Articles of Amendment and Restatement to the Charter of the Corporation and at a meeting duly convened the stockholders approved the Articles of Amendment and Restatement of the Corporation.

    SIXTH: These Articles of Amendment and Restatement shall become effective on April 1, 1993.

    IN WITNESS WHEREOF, G.T. Investment Portfolios, Inc., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on March 24, 1993 and its President acknowledges that these Articles of Amendment and Restatement are the act and deed of G.T. Investment Portfolios, Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

WITNESSED:                             G.T. INVESTMENT PORTFOLIOS, INC.


/s/James W. Churm                      By: /s/ David A. Minella
------------------------------             --------------------------------
James W. Churm, Secretary                  David A. Minella, President

                                ARTICLES SUPPLEMENTARY

                                          TO
                              ARTICLES OF INCORPORATION
                                          OF
                           G.T. INVESTMENT PORTFOLIOS, INC.

     G.T. Investment Portfolios, Inc. (the "Company"), a Maryland corporation, having its principal office in Baltimore, Maryland, organized on July 13, 1981, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Company is currently authorized to issue two billion (2,000,000,000) shares of capital stock (par value $.001 per share) amounting in the aggregate to a par value of two million dollars ($2,000,000.00).

    SECOND: By action of the Company's Board of Directors in accordance with the Company's charter, five hundred million (500,000,000) shares of capital stock that the Company is authorized to issue but has not previously designated as representing a class or a series are hereby classified as Advisor Class capital stock of the Company's sole existing series (G.T. Global Dollar Fund).

    THIRD: The Class A capital stock, Class B capital stock and the Advisor Class capital stock of the Fund represent interests in the same investment portfolio of the Fund. Shares of the Advisor Class capital stock of the Fund shall be subject to all provisions of Article V in the Company's Articles of Incorporation relating to stock of the Company generally and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of Class A capital stock and Class B capital stock of such Fund, except as follows:

    (1) Expenses related to the distribution of each class of shares of a Fund shall be borne solely by such class;

    (2) The bearing of such expenses solely by each class of shares of a Fund shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividend, distribution and liquidation rights of the shares of such class;

    (3) The Class A capital stock of each Fund shall be subject to a front-end sales load and a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

    (4) The Class B capital stock of each Fund shall be subject to a contingent deferred sales charge and a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

    (5) The Advisor Class capital stock of each Fund shall not be subject to either a front-end or contingent deferred sales charge or Rule 12b-1 service and distribution fees; and

    (6) Unless otherwise expressly provided in the Articles of Incorporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote or stockholders of the Company, each holder of a share of capital stock of the Company shall be entitled to one vote for each share standing in such holder's name on the books of the Company, irrespective of the class of series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that

         (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above; and

         (b) in the event that the separate vote requirements referred to in paragraph (a), above, apply with respect to one or more classes or series, then subject to paragraph (c), below, the shares of all other classes and series not entitled to a separate vote shall vote together as a single class; and

         (c) as to any matter in which the judgment of the Board of Directors (which shall be conclusive) does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of one or more affected classes and series shall be entitled to vote.

    All shares of each particular class of the Fund shall represent an equal proportionate interest in that class, and each share of a particular class shall be equal to each other share of that class of that Fund.

    FOURTH: The Company is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the undersigned Vice President of the Company hereby executed these Articles Supplementary on behalf of the Company and further states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


Dated:   January 30, 1995              /s/Helge K. Lee
                                       ---------------------------------
                                       Helge K. Lee
                                       Vice President and Secretary



Attest:  /S/ PETER R. GUARINO
        Peter R. Guarino
        Assistant Secretary